Exhibit 99.1

CafePress Announces Definitive Agreement to Sell Groups Business

to Digital Fuel Capital, LLC

Divestiture Strengthens Capital Structure and Advances Strategic Goals of Reducing

Complexity and Focusing on CafePress.com

LOUISVILLE, Ky., [February 20, 2015] - CafePress Inc. (NASDAQ: PRSS), the on-demand printing leader, today announced that it has reached a definitive agreement to divest its Groups business. This follows the plans announced last week to divest its Art business. Both divestitures are the results of the Company’s strategic evaluations process designed to streamline operations and allow management to focus on growing the core business, CafePress.com.

Under the terms of the agreement, CafePress would sell its Groups business to privately held Digital Fuel Capital, LLC, for approximately $10.3 million in cash, subject to certain post-closing adjustments. Although no assurances as to timing can be made, the transaction is expected to close during the first quarter of 2015, and is subject to certain closing conditions. The Groups business represented slightly less than 10% of CafePress’s total revenues in the fourth quarter and for the full year of 2014.

“We believe that by divesting our Groups business, in addition to our Art business, CafePress will not only be leaner and more focused but will have the enhanced capital structure necessary to stabilize, optimize and energize the business. We are dedicated to increasing stockholder value and we believe that these moves put us on the right path,” said CEO Fred Durham.

The Company expects to receive, in aggregate, approximately $41.8 million in cash for the divestitures of the Art and Groups businesses, subject to certain adjustments and closing conditions.

Management will review and discuss the recent transactions along with the Company’s fourth quarter and fiscal year 2014 financial results during its previously announced conference call on Wednesday, February 25, 2015 at 5:00 p.m. ET (2:00 p.m. PT). Additional details on the transaction may be found in the Company’s Form 8-K filed with this press release.

Notice Regarding Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release, including statements as to the likelihood, timing, proceeds and impact of the divestiture transactions on the Company’s goals, focus, and financial performance, including statements regarding the Company’s belief that the divestiture transaction will make CafePress leaner and more focused, and will enhance its capital structure to allow it to stabilize, optimize and energize the business, statements that the Company is dedicated to increasing stockholder values and that the divestiture transactions will put the Company on the right path, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to, risks relating to the Company’s ability to successfully close and divest its groups and art businesses, the impact of the divestitures on the Company’s operations and financial performance, the Company’s ability to compete effectively, economic downturns, the impact of seasonality on the Company’s business. More information regarding these and other risks, uncertainties and factors is contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, filed with the SEC, and in other reports filed by the Company with the SEC from time to time. These forward-looking statements speak only as of the date hereof. CafePress disclaims any intention or obligation to update or revise any forward-looking statements.

About CafePress [PRSS]:

CafePress is passionate about helping individuals forge connections and celebrate their identities, interests and obsessions through unique products and content.

Our customers include people from all walks of life who are drawn to products that are emotional, inspirational and motivational. CafePress continues to enhance its assortment of designs, brands, images and base goods within its library of print-on-demand products. This expansion solidifies CafePress’ reputation as the ultimate resource for creating connections and bring-to-life creativity, opinions and passions. For more information, visit www.cafepress.com or connect with CafePress on Facebook, Twitter, Pinterest or YouTube.

Media Relations:

Sarah Segal

650-655-3039

pr@cafepress.com

Investor Relations:

The Blueshirt Group

Whitney Kukulka

415-489-2187

whitney@blueshirtgroup.com